UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2014

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT		84119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Executive Retention Program and Agreement

On August 8, 2014, Amedica Corporation, a Delaware corporation (the “Company”) entered into an Executive Retention Program and Agreement (the “Retention Agreement”) with certain of its named executive officers. Pursuant to the terms of the Retention Agreement any restricted stock units previously granted to a named executive officer shall become fully vested upon the earlier to occur of: (i) the Company’s termination of such named executive officer’s employment without cause (and other than due to his death or disability), (ii) the named executive officer’s resignation from his employment with the Company for any reason, (iii) the consummation of a change in control of the Company, and (iv) the expiration of the Lock-Up Agreement previously entered into by such named executive officer and JMP Securities LLC in connection with the Company’s initial public offering and amended on August 8, 2014 (the “Amended Lock-Up Agreement”). Pursuant to the terms of the Amended Lock-Up Agreement, each named executive officer agreed to extend the sale and other restrictions set forth in the Lock-Up Agreement until the earlier of: (i) November 15, 2014 or (ii) the issuance of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. If not previously vested pursuant to the terms of the Retention Agreement, the shares of the Company’s common stock to be issued to a named executive officer upon the vesting of restricted stock units will occur upon the date of the expiration of the Amended Lock-Up Agreement, provided that in the event the window is closed for trading in securities of the Company on such date, then the shares of the Company’s common stock shall not be issued until such date as the trading window is open but in no event later than March 15, 2015.

The Retention Agreement also provides for two retention payments to be made to each named executive officer as well as the grant of a stock option on August 13, 2014 under the Company’s Amended and Restated 2012 Equity Incentive Plan. The first retention payment is in an amount equal to 15% of his base salary and provides that should the named executive officer terminate his employment with the Company voluntarily prior to December 31, 2014, other than for certain specific reasons, the named executive officer must repay to the Company the net amount of such retention payment. The second retention payment in an amount equal to 20% of the named executive officer’s base salary is payable on June 30, 2015 provided that the named executive officer continues to be employed by the Company on that date and has not given notice of his resignation prior to such date. To that effect, Eric K. Olson, the Company’s President and Chief Executive Officer received an initial retention payment in the amount of $52,500 and a stock option award for 150,000 shares of common stock. Bryan McEntire, the Company’s Chief Technology Officer, received an initial retention payment in the amount of $35,250 and a stock option award for 100,000 shares of common stock.

The foregoing description of the Retention Agreement is qualified in its entirety by reference to the Retention Agreement, a copy of the form of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference herein.

Item 8.01.	Other Events.

On August 8, 2014, each named executive officer of the Company entered into an amendment to the Lock-Up Agreement that each such named executive officer previously entered into with JMP Securities LLC in connection with the Company’s initial public offering. The amendment extends the sale and other restrictions set forth in the Lock-Up Agreement until the earlier of: (i) November 15, 2014 or (ii) the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Executive Retention Program and Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: August 14, 2014	/s/ Kevin Ontiveros
Kevin Ontiveros
Chief Legal Officer